Exhibit 5.1

Our ref DLK\611736\4112997v3

Mecox Lane Limited

22nd Floor, Gems Tower, Building 20

No.487, Tianlin Road

Shanghai 200233

People’s Republic of China

12 October 2010

Dear Sirs

Mecox Lane Limited

We have acted as Cayman Islands legal advisers to Mecox Lane Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, on 12 October 2010, relating to the offering by the Company of up to 7,930,000 American Depositary Shares (the “ADSs”) (excluding the exercise of over-allotment), each ADS representing ten Ordinary Shares of par value US$0.0001 each in the Company (the “Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The Certificate of Incorporation of the Company dated 28 May 1996 and the Certificates of Incorporation on Change of Name of the Company dated 25 February 1997, 25 June 1997, 20 October 1999 and 21 April 2006.

1.2	The amended and restated memorandum and articles of association of the Company as adopted by a special resolution dated 9 July 2010 (and filed with the Registrar of Companies on 21 July 2010) (the “Pre-IPO M&A”).

1.3	The amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 1 October 2010 and effective immediately upon completion of the Company’s IPO (the “IPO M&A” and, together with the Pre-lPO M&A, the “Memorandum and Articles of Association”).

1.4	The written resolution of the Directors of the Company dated 29 September 2010 (the “Board Resolutions”).

Maples and Calder

53/F The Center 99 Queen’s Road Central Hong Kong

Tel +852 2522 9333 Fax +852 2537 2955 www.maplesandcalder.com

Resident Hong Kong Partners: Christine Chang (England and Wales), Spencer Privett (England and Wales)

Anne Walker (England and Wales), Anthony Webster (England and Wales), Greg Knowles (England and Wales)

Harriet Unger (England and Wales), Barry Mitchell (BVI), Matthew Stocker (Cayman Islands)

Cayman Islands and British Virgin Islands Attorneys at Law | Offices: BVI, Cayman, Dubai, Hong Kong, London

1.5	The minutes of an extraordinary general meeting of the shareholders of the Company held on 1 October 2010 (the “EGM Minutes” and, together with the Board Resolutions, the “Resolutions”).

1.6	A certificate from a Director of the Company dated 12 October 2010, a copy of which is annexed hereto (the “Director’s Certificate”).

1.7	A certificate of good standing dated 12 October 2010, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8	The Registration Statement.

2	Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is nothing under any law (other than the law of the Cayman islands) which would or might affect the opinions hereinafter appearing.

3	Opinions

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	Immediately upon the completion of the Company’s initial public offering of its ADSs representing its Ordinary Shares on the New York Stock Exchange, the authorised share capital of the Company be US$1,000,000 divided into 10,000,000,000 Ordinary Shares of a nominal or par value of US$0.0001 each.

3.3	The issuance and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and entered in the register of members (shareholders), the Shares will be legally issued, fully paid and non-assessable.

3.4	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	We express no view with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Maters and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Maples and Calder

Mecox Lane Limited

22nd Floor, Gems Tower, Building 20

No.487, Tianlin Road

Shanghai 200233

People’s Republic of China

12 October 2010

To:	Maples and Calder

53/F, The Center

99 Queen’s Road Central

Central, Hong Kong

Dear Sirs

Mecox Lane Limited (the “Company”)

I, Ken Ling Kelvin Yu, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Pre-IPO M&A remain in full force and effect and, except as amended by the resolutions of the shareholders adopting the IPO M&A contained in the EGM Minutes, are otherwise unamended.

2	The Board Resolutions were signed by all directors of the Company in the manner prescribed in the Articles of Association.

3	The minutes of the meeting of the members held on 1 October 2010 (the “Shareholders’ Meeting”) are a true and correct record of the proceedings of the Shareholders’ Meeting, which was duly convened and held, and at which a quorum was present throughout, in the manner prescribed in the Articles of Association.

4	The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement.

5	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6	The directors of the Company at the date of the Board Resolutions were as follows:

John Ying

Alfred (Beichun) GU

Neil Nan Peng SHEN

Ken Ling Kelvin YU

Jimmy Chik Keung WONG

7	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened and held in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

8	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions the subject of the Opinion.

9	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

By:
Title:	Director

Signature page to the Exhibit 8.1 Maples Opinion